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                                                                     EXHIBIT 3.2


                              DECLARATION OF TRUST

              This DECLARATION OF TRUST is made this 12th day of November, 2002 (this "Declaration of Trust"), by and among (i) Texas Capital Bancshares, Inc., a Texas corporation (the "Sponsor"), (ii) State Street Bank and Trust Company of Connecticut, National Association, a national banking association, as trustee (the "Trustee"), and (iii) Gregory B. Hultgren, an individual, as administrative trustee (the "Administrative Trustee"). The Sponsor, the Trustee and the Administrative Trustee hereby agree as follows:

              1. The trust created hereby (the "Trust") shall be known as "Texas Capital Bancshares Statutory Trust I," in which name the Trustee, the Administrative Trustee or the Sponsor, to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

              2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustee the sum of $10.00. The Trustee hereby acknowledges receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitutes a statutory trust under Chapter 615 of Title 34 of the Connecticut General Statutes, Section 500, et seq. (the "Statutory Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust (the "Certificate of Trust") with the Connecticut Secretary of the State in accordance with the provisions of the Statutory Trust Act.

              3. The Sponsor, the Trustee and the Administrative Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, other than the filing of the Certificate of Trust in accordance with Section 2 herein and as further contemplated in Section 4 herein, neither the Trustee nor the Administrative Trustees shall have any duty or liability with respect to the administration of the trust estate, the investment of the Trust's property or the payment of dividends or other distributions of income or principal to the Trust's beneficiaries, and no implied obligations shall be inferred from this Declaration of Trust on the part of the Trustee or the Administrative Trustees.

                  (i) The Trustee and the Administrative Trustee accept the trusts hereby created and agree to perform their duties hereunder with respect to the same but only upon the terms of this Declaration of Trust. Neither the Trustee nor the Administrative Trustee shall be personally liable under any circumstances, except for their own willful misconduct or gross negligence. In particular, but not by way of limitation:

                            (A) No provision of this Declaration of Trust shall
require the Trustee or the Administrative Trustees to expend or risk their personal funds or otherwise incur any financial liability in the performance of their rights or duties hereunder, if the Trustee or the Administrative Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                            (B) Under no circumstance shall the Trustee or the
Administrative Trustees be personally liable for any representation, warranty, covenant or indebtedness of the Trust;


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                            (C) Neither the Trustee nor the Administrative
Trustees shall have liability for their action or inaction taken in good faith;

                            (D) All funds deposited with the Trustee hereunder
may be held in a non-interest bearing trust account and the Trustee shall not be liable for any interest thereon; and

                            (E) To the extent that, at law or in equity, the
Trustee or the Administrative Trustees have duties and liabilities relating thereto to the Trust, such duties and liabilities are replaced by the terms of this Declaration of Trust.

                  (ii) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than the State of Connecticut if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than, in the case of the Trustee, the State of Connecticut,
(ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence becoming payable by State Street Bank and Trust Company of Connecticut, National Association, or
(iii) subject State Street Bank and Trust Company of Connecticut, National Association to personal jurisdiction in any jurisdiction other than the State of Connecticut, as the case may be, for causes of action arising from acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.

                  (iii) Except as expressly provided in this Section 3, in accepting and performing the trusts hereby created, the Trustee acts solely as Trustee hereunder and not in its individual capacity, the Administrative Trustee acts solely as Administrative Trustee hereunder and not in his individual capacity and all persons having any claim against the Trustee or any Administrative Trustee by reason of the transactions contemplated by this Declaration of Trust shall look only to the Trust's property for payment or satisfaction thereof.

                  (iv) The Trustee may resign without cause at any time so long as Trustee provides the Sponsor and the Administrative Trustee at least thirty days' prior written notice of such resignation. If no successor has been appointed within such thirty day period, the Trustee may, at the expense of the Trust, petition a court of competent jurisdiction to appoint a successor trustee.

              4. This Declaration of Trust may be executed in one or more counterparts.

              5. The number of Administrative Trustees initially shall be one, and thereafter the number of Administrative Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Administrative Trustees. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Administrative Trustee or the Trustee at any time. The Trustee or any Administrative Trustee may resign upon 30 days' prior notice to the Sponsor.

              6. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Connecticut (without regard to conflict of laws principles).

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            IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

                                     TEXAS CAPITAL BANCSHARES, INC., as Sponsor


                                     By: /s/ RALEIGH HORTENSTINE III
                                        ----------------------------------------
                                     Name:       Raleigh Hortenstine III
                                          --------------------------------------
                                     Title:      President
                                           -------------------------------------


                                     STATE STREET BANK AND TRUST COMPANY
                                     OF CONNECTICUT, NATIONAL ASSOCIATION,
                                     as Trustee


                                     By: /s/ EARL W. DENNISON, JR.
                                        ----------------------------------------
                                     Print Name:  Earl W. Dennison, Jr.
                                                --------------------------------
                                     Title:      Vice President
                                           -------------------------------------


                                     TEXAS CAPITAL BANCSHARES
                                     STATUTORY TRUST I


                                     By: /s/ GREGORY B. HULTGREN
                                        ----------------------------------------
                                     Name:       Gregory B. Hultgren
                                          --------------------------------------
                                                 as Administrative Trustee